REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of Federated Managed Allocation Portfolios:

In planning and performing our audits of the financial statements of Federated Managed
Allocation Portfolios (the "Funds")
(comprised of the following funds:
 Federated Conservative
Allocation Fund, Federated Growth
Allocation Fund and Federated Moderate
Allocation Fund) as
of and for the year ended November 30,
2005, in accordance with the standards of the Public
Company Accounting Oversight Board
United States), we considered their
internal control over
financial reporting, including control
activities for safeguarding securities, as a basis for designing our audit procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
 internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the
 design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to
initiate, authorize, record,
process or report financial data
reliably in accordance with generally
accepted accounting
principles such that there is more
 than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.



Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
 Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of November 30, 2005.

This report is intended solely for the
information and use of management and the Board of Trustees of Federated Managed Allocation
Portfolios and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
January 23, 2006